SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
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☐ Soliciting Material under Rule 14a-12

Back Yard Burgers, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1657 N. Shelby Oaks Drive, Suite. 105
Memphis, Tennessee 38134-7401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 20, 2004

Dear Stockholder:

     You are cordially invited to attend the annual meeting of the stockholders of Back Yard Burgers, Inc., a Delaware corporation, to be held at The Ridgeway Inn, 5679 Poplar Avenue, Memphis, Tennessee 38119 on May 20, 2004, at 10:00 a.m., central time, for the following purposes:

1.	To elect one Class I Director for a 3-year term.

2.	To consider and vote upon a proposal to approve an amendment to the 2002 Equity Incentive Plan to increase the number of shares available for issuance pursuant to the plan and to provide that the Board of Directors may not materially amend the Plan without the approval of the Company’s stockholders.

3.	To ratify the selection of PricewaterhouseCoopers LLP as independent public accountants for the Company for 2004.

4.	To transact such other business as may properly come before the meeting or any postponements, continuations or adjournments thereof.

     Only holders of record of shares of our common stock and preferred stock at the close of business on April 2, 2004 are entitled to notice of and to vote at the meeting and at any and all postponements, continuations or adjournments thereof.

     Our Proxy Statement and Annual Report for the year ended January 3, 2004 are being mailed to stockholders with this mailing.

By Order of the Board of Directors

Lattimore M. Michael
Chairman and Chief Executive Officer

Memphis, Tennessee
April 16, 2004

     Your vote is important. You are requested to complete, sign, date and return the proxy card in the return envelope provided. You retain the right to revoke the proxy or to vote in person should you later decide to attend the meeting.

BACK YARD BURGERS, INC.
1657 N. Shelby Oaks Drive, Suite 105
Memphis, Tennessee 38134-7401

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To be held May 20, 2004

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Back Yard Burgers, Inc., a Delaware corporation, to be used in voting at the annual meeting of stockholders of the Company to be held May 20, 2004, and at any and all postponements, continuations or adjournments thereof. This Proxy Statement, the accompanying Form of Proxy and the Notice of Annual Meeting are first being mailed or given to stockholders of the Company on or about April 16, 2004. The principal executive offices of the Company are located at 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134-7401.

     Stockholders of the common stock and preferred stock whose names appeared of record on the books of the Company at the close of business on the record date, April 2, 2004, will be entitled to vote at the meeting and any postponements, continuations or adjournments thereof. On the record date, there were 4,766,881 shares of the Company’s common stock and 19,617 shares of the Company’s preferred stock issued, outstanding and entitled to vote at the meeting. The common stock and the preferred stock are counted as a single class for purposes of calculating votes with respect to each matter submitted at the meeting. Each share of common stock and preferred stock is entitled to one vote on each matter submitted at the meeting.

     With respect to the first voting item, election of directors (“Board Proposal No. 1”), the enclosed form of proxy provides a method for stockholders to vote for or withhold authority to vote for the nominee to the Board. To grant the proxy authority to vote for the nominee, check the box marked “FOR.” To withhold authority to vote for the nominee, check the box marked “WITHHOLD AUTHORITY.” By checking the box marked “WITHHOLD AUTHORITY,”            shares will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Provided a quorum is present, the affirmative vote of a plurality of the votes cast at the meeting is required for election of the nominee to the Board.

     With respect to the second voting item, approval of an amendment to the 2002 Equity Incentive Plan (“Board Proposal No. 2”), and the third voting item, ratification of the selection of PricewaterhouseCoopers LLP as independent public accountants for 2004 (“Board Proposal No. 3”), the enclosed form of proxy provides a method for stockholders to vote for the proposal, vote against the proposal or to abstain from voting. Provided a quorum is present, the affirmative vote of a majority of the votes cast, in person or by proxy, at the 2004 annual meeting is required to approve Board Proposal No. 2 and Board Proposal No. 3. Abstentions from voting on Board Proposal No. 2 or Board Proposal No. 3 will not be counted as votes cast, but will be counted as present at the meeting for the purpose of calculating whether a quorum exists. Brokers who hold shares in street name for customers who are beneficial owners of such shares are prohibited from giving a proxy to vote such customers’ shares on “non-routine” matters in the absence of specific instructions from such customers. This is commonly referred to as a “broker non-vote.” Broker non-votes will be treated in the same manner as abstentions for voting and quorum purposes.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders on the proxy card will vote for the approval of all of the proposals to be considered at the meeting, and as recommended by the Board with regard to all other matters or, if no such recommendation is given, in their own discretion. Each stockholder may revoke a previously granted proxy at any time before it is exercised by filing with the secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the annual meeting in person and so requests. Attendance at the annual meeting will not, in itself, constitute a revocation of a previously granted proxy.

BOARD PROPOSAL NO. 1 — ELECTION OF DIRECTORS

General

     Under the Company’s Amended and Restated Certificate of Incorporation, members of the Board of Directors are to be elected by classes with staggered terms of three years each. The Board of Directors presently consists of six persons. The Board of Directors may consist of not less than five nor more than 12 directors, whose membership shall be spread as evenly as practicable among the three classes. Mr. William B. Raiford, III, currently a member of the class whose term expires in 2004, is the nominee for election as a Class I Director at the 2004 annual meeting for the term ending in 2007. Mr. Raiford has been recommended to the Board by its Nominating and Governance Committee and ratified by the Board. Mr. Raiford has consented to being named in this Proxy Statement and to serve if elected. If for any unforeseen reason Mr. Raiford should decline or be unable to serve, the proxies will be voted to fill any such vacancy in accordance with the discretionary authority of the persons named in the proxies.

     The following table sets forth the name, age, position with the Company and/or principal occupation, and term of office as director for the nominee and each current director:

     Director standing for re-election is the Class I Director as follows:

			Director	Year Term
Name	Age	Principal Occupation During Past 5 Years	Since	Will Expire

William B. Raiford, III	43	Mr. Raiford has been an attorney with Merkel & Cocke, P.A. since 1989.	1993	2007

Continuing directors include the Class II and III Directors as follows:

			Director	Year Term
Name	Age	Principal Occupation During Past 5 Years	Since	Will Expire

W. Kurt Henke	46	Mr. Henke has been an attorney with Henke-Bufkin since 1992.	1993	2005

William N. Griffith	41	Mr. Griffith has been executive vice president and secretary/treasurer of the Company since 1993. From 1989 to 1992, he was the Company’s senior vice president of operations.	1989	2005

Joseph L. Weiss	44	Mr. Weiss is president of A. Weiss Company, a franchisee of the Company. From 1993 to 1999, he was president and chief operating officer of the Company.	1989	2006

Jim L. Peterson	68	Mr. Peterson is the chairman and CEO of J. P. Family Restaurants Holding Company. He is also the chairman emeritus for Bojangles’ Restaurants, Inc., and past chairman of Apigent Solutions. From 1994 to 1999, he was chairman, president and chief executive officer of Bojangles’ Restaurants, Inc. Prior to joining Bojangles, he was president and chief executive officer for Whataburger, Inc. for 20 years.	2000	2006

Lattimore M. Michael	60	Mr. Michael has been chairman and chief executive officer of the Company since 1993. From 1987 to 1992, he was the Company’s president and chief executive officer.	1987	2006

Meetings

     During 2003 the Board met on five occasions. In 2003 each director attended at least 75% or more of the total of meetings of the Board and committees of the Board during the period in which he served. Under the Company’s Corporate Governance Guidelines, each director is expected to attend board and committee meetings, as applicable, and spend sufficient time to properly discharge his responsibilities. All Board members who were nominated for election at the Company’s 2003 meeting of stockholders were in attendance at such meeting.

     The Company’s Nominating and Governance Committee recommends to the Board nominees for director. The Board and Nominating and Governance Committee will consider any and all stockholder suggestions for names of nominees to the Board for the 2005 annual meeting, provided that such suggestions are made in writing and delivered to the Secretary of the Company on or before December 1, 2004. A stockholder wishing to recommend a prospective nominee for the Board should notify the Chairman of the Nominating and Governance Committee in writing with whatever supporting material the stockholder considers appropriate. The Nominating and Governance Committee will strive to evaluate all nominees to the Board in the same manner and in accordance with the same procedures, without regard to whether the nominee is recommended by the committee, a stockholder or members of management. However the Nominating and Governance Committee may require additional steps in connection with the evaluation of candidates submitted by stockholders due to the potential that the existing directors and members of management will not be as familiar with the proposed candidate as compared to candidates recommended by existing directors or members of management.

     Prior to completing its recommendation to the Board of nominees to be considered for election, the Nominating and Governance Committee will require that each nominee complete a director’s and executive officer’s questionnaire and deliver a report on all transactions between the candidate and the Company, its directors, officers and related parties. The Nominating and Governance Committee reserves the right to seek such additional information on the nominee as the committee deems appropriate in connection with its evaluation. Once the Nominating and Governance Committee has obtained all requested information, it will then evaluate the prospective nominee to determine whether such person possesses the following minimum standards and qualifications as established by the committee:

•	The highest personal and professional ethics, integrity and values and a commitment to representing the long-term interests of stockholders.

•	An inquisitive and objective perspective, practical wisdom, mature judgment and the ability to exercise informed judgment in the performance of his or her duties.

•	Commitment of sufficient time and attention to discharge his or her obligations.

•	A distinguished record of leadership and success in his or her arena of activity.

•	A strong educational background.

     The Nominating and Governance Committee will also consider such other relevant factors as it deems appropriate, including the need to have complementary backgrounds which maximize perspective in forming board decisions. After completing this evaluation the committee will make a recommendation to the Board as to the persons who should be nominated, and the Board will then determine the nominees after considering the recommendations of the committee.

     The Board has determined that the proposed nominee, William B. Raiford, qualifies as “independent” under Nasdaq listing standards.

Governance Initiatives

     The Board or Directors has adopted a number of measures designed to comply with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and final rules of the SEC interpreting and implementing the Sarbanes-Oxley Act, as well as new listing standards of the Nasdaq Stock Market, Inc. Specifically the Board has (1) established an independent Nominating and Governance Committee, (2) adopted a set of Corporate Governance Guidelines, (3) adopted a revised a Business Conduct Policy, (4) adopted a revised Audit Committee Charter which reflects certain changes required under the Sarbanes-Oxley Act, (5) adopted specific procedures requiring pre-approval by the Audit Committee of audit, audit-related and non-audit services to be provided by the Company’s independent auditors and (6) adopted a Compensation Committee Charter outlining the duties of the Compensation Committee. Copies of the revised Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, Business Conduct Policy and Corporate Governance Guidelines are available on the Company’s website at www.backyardburgers.com.

     The Company, the Board of Directors and each of the board committees will continue to monitor corporate governance developments and will continue to evaluate committee charters, duties and responsibilities with the intention of maintaining full compliance therewith.

Committees

     The following is a brief description of the functions of the Company’s committees. A complete description of the duties and responsibilities of each committee can be found in its written charter.

     Nominating and Governance Committee. The Nominating and Governance Committee is appointed by the Board to (1) assist the Board of Directors by identifying individuals qualified to become board members, (2) recommend to the Board of Directors the director nominees for the next annual meeting of shareholders, (3) review and recommend to the Board of Directors Corporate Governance Guidelines applicable to the Company, and (4) such other purposes as shall be delegated to the committee from time to time by the Board of Directors. The Committee is comprised of the following directors: W. Kurt Henke, as Chairman, and Jim L. Peterson. The Board has determined that each of these individuals qualifies as an “independent” director under the Nasdaq listing standards. Messrs. Henke and Peterson will continue to serve on such committee in 2004.

     Audit Committee. The Audit Committee met three times in 2003. The Audit Committee’s primary function, which is further described in the Audit Committee Charter attached as Appendix A, is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. The Audit Committee is directly responsible for the engagement, compensation and oversight of the Company’s independent auditors and the review and oversight of the Company’s internal controls. The Audit Committee is presently composed of Jim L. Peterson, as Chairman, Joseph L. Weiss and William B Raiford, III. Messrs. Peterson and Weiss will continue to serve on such committee in 2004, and assuming he is elected to the Board, Mr. Raiford will also continue to serve on such committee in 2004. The Board has determined that each of these individuals qualifies as an “independent” director under the Sarbanes-Oxley Act, related SEC rules, and the Nasdaq listing standards related to Audit Committees. In addition the Board has determined that Mr. Peterson, the current Chairman of the Audit Committee, qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC.

     Compensation Committee. The Compensation Committee met two times in 2003. The Compensation Committee reviews and approves corporate goals and objectives relevant to the chief executive officer’s compensation, evaluate the chief executive officer’s performance in light of those goals and objectives, and recommends to the Board the chief executive officer’s compensation levels based on this evaluation. The Compensation Committee also considers, approves and reviews the compensation for other officers and key employees of the Company. The Compensation Committee is presently composed of Joseph L. Weiss, as Chairman, W. Kurt Henke and William B. Raiford, III. Messrs. Weiss and Henke will continue to serve on this committee in 2004, and assuming he is elected to the Board, Mr. Raiford will also continue to serve on such committee in 2004. The Board has determined that each of these individuals qualifies as an “independent” director under the Nasdaq listing standards.

Process for Communicating with Board Members

     Shareholders may communicate with the Chairman of the Board or any member of the Board by sending a written communication to the applicable person at Back Yard Burgers, Inc., 1657 Shelby Oaks Dr. N. Ste. 105, Memphis, Tennessee 38134. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual Directors on a periodic basis. Employees and others who wish to contact the Board or any member of the Audit Committee to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so anonymously by using the above address. Communications regarding nominations of candidates to the Board or proposals to be included in the proxy statement are subject to additional requirements that are discussed separately in this proxy statement.

BOARD PROPOSAL NO. 2 — APPROVAL OF AN AMENDMENT
TO THE 2002 EQUITY INCENTIVE PLAN

     The Board has adopted, subject to stockholder approval, an amendment to the 2002 Equity Incentive Plan (the “Plan”). The amendment to the Plan (i) increases the number of shares of common stock that may be issued under the Plan by 400,000 shares from 225,000 shares to 625,000 shares, and (ii) provides that the Board may not materially amend the Plan without the approval of the Company’s stockholders.

Summary of the 2002 Equity Incentive Plan

     The following is a summary of the principal features of the Plan. The summary is not a complete description of all of the terms of the Plan. A copy of the proposed amendment to the Plan is attached as Appendix B to this proxy statement. Any stockholder of the Company who wishes to obtain a copy of the original Plan document may do so upon written request to us at Back Yard Burgers, Inc., 1657 Shelby Oaks Dr. N. Ste. 105, Memphis, Tennessee 38134.

     Purpose. The Plan is intended to allow employees and certain others to acquire or increase equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company in attracting new employees and retaining existing employees.

     Types of Awards. The Plan permits the granting of any or all of the following types of awards: (1) stock options, including incentive stock options (“ISOs”), and options other than ISOs (“non-qualified options”); (2) stock appreciation rights (“SARs”); and (3) restricted stock.

     Scope of the Plan. Subject to certain adjustments, the total number of shares of the Company’s common stock currently available for grants under the Plan are 225,000 shares. A description of the Board’s proposal to increase the number of shares available for grant under the Plan to 625,000 shares is included under the caption “Proposal to Amend the Plan” set forth below. As of March 1, 2004, options for 213,000 shares of common stock were outstanding under the Plan.

     Eligibility. All employees and non-employee directors of the Company and its subsidiaries and independent contractors and consultants of the Company or its subsidiaries are eligible to be participants.

     Administration. The Plan is administered by a committee (the “Committee”) which will consist of two or more directors of the Company. Whether or not a Committee is separately designated by the Board of Directors, any and all powers and functions of the Committee may at any time and from time to time be exercised by the Board of Directors. The Committee has the authority to: (i) select participants to whom awards are granted, (ii) determine the types of awards and the number of shares covered, (iii) set the terms, conditions and provisions of such awards and (iv) cancel or suspend awards. The Committee is authorized to: (x) interpret the Plan, (y) establish, amend and rescind any rules and regulations relating to the Plan, and (z) make all determinations which may be necessary or advisable for the administration of the Plan.

     Amendment of the Plan. Currently, the Board may from time to time, in its discretion, amend the Plan without the approval of the Company’s stockholders, except (i) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company’s equity securities and (ii) that the Board may not, without the approval of the Company’s stockholders, amend the Plan to (x) increase the total number of shares reserved for the purposes of the Plan, or (y) change the employees, class of employees or others persons eligible to participate in the Plan. A description of the Board’s proposal to amend the Plan to provide that the Board may not materially amend the Plan without the approval of the Company’s stockholders is included under the caption “Proposal to Amend the Plan” set forth below.

     Options. The exercise price per share of the Company’s common stock purchasable under any stock option is determined by the Committee. The Committee determines the term of each stock option (not less than 6 months and subject to a maximum of 10 years), and the time or times when it may be exercised. The grant and the terms of Incentive Stock Options (“ISOs”) are restricted to the extent required for qualification as ISOs by the Internal Revenue Code.

     Stock Appreciation Rights. When granted, Stock Appreciation Rights (“SARs”) may, but need not be identified with a specific option or specific restricted shares of the grantee in a number equal to or different from the number of SARs so granted. The strike price (“Strike Price”) of any SAR will equal, for any SAR that is identified with an option, the price of such option, or for any other SAR, 100% of the fair market value of a share on the date of grant of such SAR; except that the Committee may (x) specify a higher Strike Price in the award Agreement, or (y) provide that the benefit payable upon exercise of any SAR will not exceed such percentage of the fair market value of a share on the date granted as the Committee will specify.

     Restricted Shares. The Committee may, but need not, provide that all or any portion of a grantee’s restricted shares, or restricted shares acquired upon exercise of an option, will be forfeited: (i) upon the grantee’s termination of employment within a specified time period after the grant date; (ii) if the Company or the grantee does not achieve specified performance goals (if any); or (iii) upon failure to satisfy such other restrictions as the Committee may specify.

     No Rights as a Stockholder. A grantee does not have any rights as a stockholder of the Company with respect to the shares (other than restricted shares) which may be deliverable upon exercise or payment of such award until such shares have been delivered to him or her.

     Adjustments. The Committee will make equitable adjustments in: (i) the aggregate number of shares which may be distributed under the Plan for awards in general and for the grant of ISOs; (ii) the number and kind of shares and SARs covered by an award; and (iii) the option price of all outstanding options and the Strike Price of all outstanding SARs, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, spin-off, split-off, reorganization, rights offering, liquidation or similar event, of or by the Company.

     Change in Control. Unless otherwise specified in an option grant, in the event of a change in control, as defined in the Plan (“Change in Control”), in connection with which the holders of common stock receive shares of common stock of the surviving or successor corporation that are registered under Section 12 of the 1934 Act: (i) there will be substituted for each option and SAR outstanding on the date of the consummation of corporate transaction relating to such Change in Control, a new option or SAR, as the case may be, reflecting the number and class of shares into which each outstanding share will be converted pursuant to such Change in Control and providing each grantee with rights that are substantially identical to those under this Plan in all material respects; and (ii) in the event of any such substitution, the purchase price per share in the case of an option and the Strike Price in the case of an SAR will be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without a change in the aggregate purchase price or Strike Price.

     Termination of the Plan. The Plan will terminate on the ten-year anniversary of the effective date thereof or at such earlier time as the Board may determine. No termination will affect any award then outstanding under the Plan.

     Certain Tax Aspects of The Plan. The following are certain federal tax consequences generally arising under present law with respect to options granted under the Plan. The grant of an option will create no tax consequences for a grantee or the Company. In general, the grantee will have no taxable income upon exercising an ISO if the applicable ISO holding period is satisfied (except that the alternative minimum tax may apply), and the Company will receive no income tax deduction when an ISO is exercised. Upon exercising a non-qualified option, the grantee must recognize ordinary income equal to the difference between the exercise price and the fair market value of shares of common stock on the date of the exercise, and, subject to certain limitations, the Company will be entitled to an income tax deduction for the same amount. Generally, there will be no tax consequence to the Company in connection with a disposition of shares acquired by a grantee upon exercise of an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired by exercise of an ISO before the applicable ISO holding periods have been satisfied.

Proposal to Amend the Plan

     As of April 7, 2004, 12,000 shares were available for future awards under the Plan. The Board has adopted, subject to stockholder approval, a proposal that the Plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 400,000 shares from 225,000 to 625,000 shares thereby assuring that sufficient shares are available for future grants. The number of additional shares that will be actually acquired pursuant to awards that will be granted under the Plan is not currently determinable. The proposal also provides that the Board may not without the approval of the Company’s stockholders materially amend the Plan. “Materially amend” has the meaning ascribed to such phrase in Nasdaq’s Revised Marketplace Rule 4350(i), and the Nasdaq’s accompanying interpretive materials IM-4350-5, each as in effect on the date of the amendment.

The Board of Directors recommends a vote FOR approval of the proposed amendment of the 2002 Equity Incentive Plan

BOARD PROPOSAL NO. 3 — RATIFICATION OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has appointed the firm of PricewaterhouseCoopers LLP, certified public accountants, as independent accountants for the Company for 2004 subject to ratification by the stockholders. PricewaterhouseCoopers LLP, which has served as independent accountants for the Company since it consummated its initial public offering in July 1993, has advised the Company that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Company or any of its subsidiaries other than as independent public accountants. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Principal Accountant Fees and Services

     The Audit Committee previously adopted a policy for pre-approval of engagements for audit, audit-related and non-audit services by the primary external auditor. The policy requires that all audit services and audit-related services to be performed by the primary external auditor be pre-approved by the Audit Committee. Non-audit services must first be pre-approved by the Chief Financial Officer before being submitted for pre-approval to the Audit Committee. The requirement for pre-approval by the Audit Committee of an engagement for non-audit services by the Company’s primary external auditor may be waived if the aggregate amount of all such non-audit services provided by the primary external auditor is less than five percent of the total amount of revenues paid by the Company to the primary external auditor during the fiscal year when the non-audit services are provided, such services were not recognized by the Company at the time of the engagement as non-audit services, and the services are promptly brought to the attention of the Audit Committee. All non-audit services for fiscal 2003 were pre-approved by the Audit Committee.

     Fees incurred for services provided by the Company’s independent auditors for the years ended December 28, 2002 and January 3, 2004 were:

	Year Ended	Year Ended
	December 28, 2002	January 3, 2004
Audit Fees	$91,000	$100,400
Audit-Related Fees	—	$12,500
Tax Fees	$22,600	$27,100
All Other Fees	—	—

	$113,600	$140,400

     Audit-Related services include consultation related to financial reporting matters. Tax fees are for the preparation of various tax returns and tax consultations.

OTHER INFORMATION

Principal Stockholders

     The following information sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of March 1, 2004 by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of each class of the Company’s voting shares, (ii) each of the Company’s directors and executive officers and (iii) all of the Company’s directors and executive officers as a group.

	Amount & Nature of
	Beneficial
	Ownership of common
Name and Address (1)	stock (2)(3)		Percent of Class
Lattimore M. Michael	550,063	(4)	10.4%
Joseph L. Weiss	502,014	(5)	9.5%
William N. Griffith	160,277	(6)	3.0%
Jim Peterson	75,000	(6)	1.4%
Michael W. Myers	100,550	(6)	1.9%
Michael G. Webb	77,530	(6)	1.5%
W. Kurt Henke	17,500	(6)	*
William B. Raiford, III	20,500	(6)	*
Barnett Chiz	249,950	(7)	4.7%
Lawrence Chiz	249,950	(7)	4.7%
All Officers & Directors (8 persons)	1,503,434		28.3%

*	Less than 1%

(1)	The address of each of Messrs. Michael, Griffith, Myers and Webb is c/o Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive Suite 105, Memphis, Tennessee 38134-7401. The address of Mr. Peterson is P.O. Box 1338, Goliad, TX 77963. The address of Mr. Raiford is P. O. Box 1388, Clarksdale, Mississippi 38614. The address of Mr. Henke is P. O. Box 39, Clarksdale, MS 38614. The address of Mr. Barnett Chiz and Mr. Lawrence Chiz is P. O. Box 466, Shaw, Mississippi 38773. The address of Mr. Weiss is P. O. Box 996, Collierville, TN 38027.

(2)	Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to the shares of common stock. None of said persons set forth above owns any shares of preferred stock.

(3)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from March 1, 2004, have been exercised (includes shares exercisable pursuant to incentive stock options that have been granted to certain executive officers of the Company as of March 1, 2004).

(4)	Includes 72,740 stock options granted pursuant to the Company’s 1995 Incentive Award Plan and 2002 Equity Incentive Plan which are exercisable as of or within 60 days from March 1, 2004

(5)	Mr. Weiss’ wife owns 16,660 shares of common stock, each of Mr. Weiss’ two minor children own 9,640 shares of common stock, all of which are reflected in the table. The table also includes 15,000 stock options granted pursuant to the Company’s 1995 Incentive Award Plan and 2002 Equity Incentive Plan and are exercisable as of and within 60 days after March 1, 2004.

(6)	The number shown reflects that portion of stock options granted pursuant to the Company’s Incentive Stock Option Plan of 1993 and the 1995 Incentive Award Plan and 2002 Equity Incentive Plan which are exercisable as of and within 60 days after March 1, 2004, except that (i) with respect to Mr. Griffith, such amount includes 28,235 shares of common stock held directly by Mr. Griffith and (ii) with respect to Mr. Myers, such amount includes 7,810 shares of common stock held directly by Mr. Myers and (iii) with respect to Mr. Webb, such amount includes 7,800 shares of common stock held directly by Mr. Webb and (iv) with respect to Mr. Raiford, such amount includes 10,500 shares of common stock held directly by Mr. Raiford.

(7)	Mr. Barnett Chiz and Mr. Lawrence Chiz are brothers.

Executive Compensation

     Compensation of Directors. Directors who are not officers of the Company receive a $2,000 fee for each Board meeting and $1,000 for each committee meeting attended. Non-qualified options covering 5,000 shares of common stock are granted to such directors annually.

     Compensation of Executive Officers. The following table shows the compensation for each of the last three years of the Company’s chief executive officer and other executive officers whose compensation exceeded $100,000:

	Summary Compensation Table
				Securities
				Underlying Options	All Other
Name	Year	Salary ($) (1)	Bonus ($)	(#)	Compensation ($) (2)
Lattimore M. Michael, Chairman	2003	135,383	53,045	22,000	11,545
and Chief	2002	124,770	31,000	25,000	9,195
Executive Officer	2001	124,471	—	25,000	8,479
Michael W. Myers,	2003	129,846	70,186	22,000	3,964
President and Chief	2002	121,886	58,250	25,000	2,523
Operating Officer	2001	112,094	43,250	25,000	—
William N.
Griffith, Executive	2003	115,810	30,267	19,000	4,943
Vice President and	2002	109,731	11,768	19,000	3,347
Secretary/Treasurer	2001	113,915	—	25,000	3,108
Michael G. Webb,	2003	108,769	34,827	19,000	—
Chief Financial	2002	97,749	8,000	20,000	—
Officer	2001	88,948	7,000	25,000	—

(1)	The amounts indicated include indirect compensation to Messrs. Michael and Mr. Myers for use of Company automobiles, and direct compensation to Mr. Griffith in the form of an automobile allowance, although such amounts are less than $50,000 or 10% of their respective total annual salaries and bonuses for each respective year.

(2)	The amounts indicated represent life and/or disability insurance premiums paid on behalf of such persons.

Option/SAR Grants in Last Fiscal Year (1) (2)
(Individual Grants)

					Potential Realizable
					Value At Assumed
		Percent of			Annual Rates of
	Number of	Total			Stock Price
	Securities	Options/SARs	Exercise		Appreciation For
	Underlying	Granted to	or Base		Option Term
	Options/SARs	Employees in	Price	Expiration
Name	Granted (#)	Fiscal YR (%)	($/Sh)	Date	5%	10%
Lattimore M. Michael	22,000	17.6%	3.90	1-1-13	$53,959	$136,743
Michael W. Myers	22,000	17.6%	3.90	1-1-13	$53,959	$136,743
William N. Griffith	19,000	15.2%	3.90	1-1-13	$46,601	$118,096
Michael G. Webb	19,000	15.2%	3.90	1-1-13	$46,601	$118,096

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values (1) (2)

			Number of Unexercised
			Securities Underlying		Value of Unexercised In-the-
	Shares		Options/SARs		Money Options/SARs at
	Acquired		at FY-End		FY-End (2)
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Lattimore M. Michael	—	—	72,740	7,260	$265,136	$17,714
Michael W. Myers	—	—	92,740	7,260	$365,786	$17,714
William N. Griffith	8,000	$6,720	112,930	6,270	$436,949	$15,299
Michael G. Webb	—	—	69,730	6,270	$279,561	$15,299

(1)	The dollar amount shown represents the product of the number of shares purchasable upon exercise of the related options times the difference of the average of the high and low sales prices reported on December 31, 2003 ($6.34) and the weighted average purchase price per share payable upon such exercise.

(2)	Excluded from the tables above are option grants made by the Company to the four individuals on January 1, 2004. As the Company’s fiscal year ended on January 3, 2004, these grants were made during fiscal year 2003 but are intended to be applicable to compensation for fiscal year 2004.

Other Executive Officers

     In addition to Messrs. Michael and Griffith, employee directors for whom biographical information is set forth on page 2 above, the Company’s other executive officers are as follows:

     Michael W. Myers (age — 45) has been chief operating officer since August 1999 and was named president effective April 1, 2001. From 1995 to 1999, he was a regional vice president for Whataburger, Inc.

     Michael G. Webb (age — 35) has been chief financial officer since March 1999. From 1995 to 1999, he was the controller for Shepherd Tissue, Inc. From 1993 to 1995, he was a senior financial analyst for the Promus Companies. Prior to 1993, Mr. Webb was an auditor for KPMG Peat Marwick.

Compensation Committee Interlocks and Insider Participation

     Mr. Weiss, who resigned as the Company’s president and chief operating officer in October 1999, was the chairman of the Company’s Compensation Committee during 2003. As a member of the Compensation Committee, Mr. Weiss participated in deliberations with other committee members concerning compensation of officers and non-management personnel. During 2004, the members of the Compensation Committee will be Messrs. Weiss, Henke and Raiford, all of whom are non-employee directors.

Compensation Committee Report On Executive Compensation

     The following report includes a discussion of the Compensation Committee’s philosophy on executive compensation, the primary components of the Company’s compensation program and a description of the chief executive officer’s compensation package during 2003.

     Compensation Principles. The Compensation Committee is responsible for advising the Board of Directors on matters relating to the compensation of the Company’s executive officers. The compensation committee believes the following principles are important in compensating executive officers:

•	Compensation awarded by the Company should be effective in attracting, motivating and retaining key executives;

•	Incentive compensation should be awarded based on the achievement of growth or operational targets at the Company, as applicable; and

•	Executive officers should have an equity interest in the Company to encourage them to manage the Company for the long-term benefit of stockholders.

     The Company’s executive officers are compensated through a combination of salary, cash bonuses and stock option awards, each of which is discussed below.

     Annual Salary - The committee reviews salary levels on an annual basis with the chief executive officer and the Company’s other senior managers, and makes adjustments as appropriate or necessary to keep employees motivated. The committee also has reviewed annually Mr. Michael’s employment agreement. The committee gives great weight to the chief executive officer’s recommendations as to annual salary levels of the Company’s other executive officers.

     Bonus Program - During 2003, certain officers and employees of the Company were eligible to receive bonuses based on the attainment of operational goals during the fiscal year. The operational goals include targeted pre-tax profits. The Board retains discretion to award bonuses in excess of the pre-determined maximum if growth or performance is exceptional and results from the efforts of the officer or employee. Other officers received discretionary cash bonuses based upon a review of performance by his or her supervisor or, in the case of executive officers, the committee.

     Incentive Plan Awards - In 2003, stock options to purchase 125,000 shares of the Company’s common stock were awarded under the 2002 Equity Incentive Plan to directors, officers and other employees, based on job classification. For officers and other employees, these options generally vest as follows: one-third six months after the date of grant and one-third on each of the first and second anniversary of the grant date. For non-employee directors, these options generally vest 100% six months from the date of grant.

     The compensation committee believes that stock options and other equity-based incentives are valuable tools in encouraging executive officers and other employees to align their interests with the interests of the stockholders and to manage the Company for the long-term.

     The committee believes that grants of stock options will continue to garner the commitment and service of key management personnel, and other officers and employees by allowing these employees to share in the appreciation and value of the Company’s common stock.

     Compensation of Chief Executive Officer - The compensation committee determined the salary, bonus and stock options to be received by Lattimore M. Michael, chairman and chief executive officer of the Company, for services rendered in 2003. In light of the terms of Mr. Michael’s employment agreement described below, Mr. Michael’s wide scope of responsibilities, and the Company’s dependence upon his continued service, he received a salary package of $135,383 for 2003 and a grant of 22,000 stock options.

     OBRA Deductibility Limitation - The Omnibus Budget Reconciliation Act of 1993 (“OBRA”) limits the deduction by public Companies of compensation of certain executive officers to $1 million per year, per executive officer, unless certain criteria are met. Executive compensation in 2003 did not exceed this limit. It is the Company’s policy to comply whenever appropriate and possible with the requirements of OBRA applicable to the qualification of any such compensation for deductibility, and the committee continues to review issues relating to this compensation deduction limitation.

COMPENSATION COMMITTEE
Joseph L. Weiss
W. Kurt Henke
William B. Raiford, III

Employment Agreements

     Michael Employment Agreement - The Company entered into a five-year employment agreement dated April 15, 1993 with Lattimore M. Michael. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its provisions. While not terminated, the Compensation Committee elected not to allow the current agreement to automatically renew. As such, the five-year time period has been reduced to three years.

     Pursuant to the current employment agreement, Mr. Michael is employed as the chairman and chief executive officer of the Company. Pursuant to the terms of Mr. Michael’s employment agreement, his current annual base salary is $147,000. In addition to the base salary, the agreement provides for certain bonuses based upon certain pre-tax profit goals as set by the compensation committee.

     In the event of the termination of Mr. Michael’s employment by the Company during the term of the employment agreement, Mr. Michael shall be entitled to (i) his base salary through the last day of the month in which the date of termination occurs, at the annual rate in effect at the date of termination, to the extent unpaid prior to such date of termination; and (ii) any fixed bonus described above which shall have been earned prior to the date of termination to the extent unpaid prior to such date, except no such bonus payment shall be made if Mr. Michael is terminated for cause. The employment agreement contains a non-competition provision which prohibits Mr. Michael, during the period of his employment and for a period of one year after termination of employment, from engaging in any business, directly or indirectly, in competition with the Company anywhere within a 150 mile radius of the City of Memphis, Tennessee and anywhere within a 50 mile radius of any Company-operated or franchised restaurant located in the United States.

     Griffith Employment Agreement - On June 6, 1993, the Company entered into a five-year employment agreement with William N. Griffith. The agreement is automatically extended for an additional one-year period at the end of each year under the agreement, unless terminated pursuant to its terms. While not terminated, the Compensation Committee recently elected not to allow the current agreement to automatically renew. As such, the five-year time period has been reduced to three years.

     Mr. Griffith serves as executive vice president and secretary/treasurer of the Company. Pursuant to the terms of the agreement, his current annual base salary is $115,500. In addition to the base salary payments, the agreement provides for certain bonuses based upon certain financial goals as set by the compensation committee. The termination and non-competition provisions set forth in Mr. Griffith’s agreement are consistent with those found in Mr. Michael’s agreement, as described above.

Compensation Pursuant to Plans

     Stock Purchase Plan — The Board of Directors of the Company and its stockholders adopted the Company’s Stock Purchase Plan in May 1995. As of March 1, 2004, 122,003 shares had been purchased under the Stock Purchase Plan. Any eligible employee may become a participant in the Stock Purchase Plan by filing with the Company a stock purchase agreement prior to any offering date on which an offering under the Stock Purchase Plan commences. Payment for shares of common stock purchased under the Stock Purchase Plan is made by authorized payroll deductions from a participant’s compensation or by supplemental payments. The purchase price of each share issued pursuant to the Stock Purchase Plan is 85% of the average of the reported highest and lowest bid price of the Company’s common stock on NASDAQ on the applicable purchase date. The Stock Purchase Plan shall continue in effect through December 31, 2005, unless terminated prior thereto by the Board of Directors.

     2002 Equity Incentive Plan — In May 2002, the Board of Directors of the Company and the shareholders authorized the adoption of an Equity Incentive Plan (“EIP”) for the Company’s employees and directors. Prior to amendment as provided herein, an aggregate of 225,000 shares of common stock may be granted under the EIP. Options granted under the EIP may be designated by the Compensation Committee of the Board of Directors as Incentive Stock Options or Non-Qualified Stock Options. Non-Qualified Stock Options granted under the EIP may be granted at a price less than fair market value of the common stock on the grant date. Incentive Stock Options granted under the EIP may not be granted at a price less than the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of persons holding 10% or more of the voting stock of the Company). The aggregate number of shares for which Awards are granted to any employee during any calendar year may not exceed 35,000. The term of the options shall be set by the Compensation Committee of the Board of Directors and shall not be more than ten years from the date of grant. There were 213,000 options issued and outstanding under the EIP as of March 1, 2004.

     Additionally, under the EIP, the Compensation Committee of the Board of Directors may award Restricted Stock and/or stock appreciation rights (SARs) to selected employees. The Company has not issued any Restricted Stock or SARs.

     1995 Incentive Award Plan — The Board of Directors of the Company and its stockholders adopted the 1995 Incentive Award Plan in May 1995. As of March 1, 2004, 327,851 options were issued and outstanding under the 1995 Incentive Award Plan. A description of the 1995 Incentive Award Plan is set forth below.

     Incentive stock options granted under the 1995 Incentive Award Plan are exercisable for a period of not more than ten (10) years from the date of the grant. The purchase price of each share issued pursuant to the exercise of an incentive stock option granted under the 1995 Incentive Award Plan may not be less than 100% of the fair market value per share on the date of the grant. The purchase price of each share issued pursuant to the exercise of a non-qualified stock option granted under the 1995 Incentive Award Plan shall be determined by the compensation committee. The period during which the right to exercise an option in whole or in part vests shall be set by the compensation committee. The 1995 Incentive Award Plan provides that outstanding options or performance awards will become immediately exercisable in the event of a change of control of the Company.

     The compensation committee may grant non-qualified stock options to employee directors, officers, employees and other persons and such options may provide for the right to purchase shares at a specified price which may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable in installments after the grant date.

     Incentive stock options are designed to comply with the provisions of the Internal Revenue Code, and are subject to restrictions contained in the Code, including a requirement that exercise prices are equal to at least 100% of the fair market value of the shares on the grant date and a ten-year restriction on the option term, but may be subsequently modified to disqualify them from treatment as incentive stock options.

     Restricted stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the compensation committee. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Performance awards may also be granted, the value of which may be limited to the market value, book value or other measure of the common stock or other specific performance criteria determined to be appropriate by the compensation committee.

     Non-qualified options have historically been granted automatically to each non-employee director under this plan. Grants to non-employee directors under this plan were discontinued beginning December 31, 2002, and future option grants to non-employee directors will be awarded under the 2002 Equity Incentive Plan. Each option granted to non-employee directors under the 1995 Incentive Award Plan covered 5,000 shares of common stock and had an exercise price equal to the fair market value of the common stock on the date of grant. The exercise period of each option commences six months after the date of grant of the option and ends five years after such grant date, provided that an option will terminate upon the termination of the holder’s service as a director of the Company, subject to certain grace periods if such termination of service occurs after the option has vested. The compensation committee has no authority, discretion or power with respect to participants, exercise price, number of shares or option period or to alter any terms or conditions insofar as such non-employee director options are concerned.

     Notwithstanding the summary description above, the Board has unanimously adopted a policy which provides that the compensation committee shall not be authorized to grant any non-qualified stock option awards, sell any restricted stock, or otherwise provide for any other types of awards under the 1995 Incentive Award Plan that would attribute any value to the shares less than (1) 100% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company’s ability to attract and/or retain a “well-qualified person” as an employee of the Company (provided that, except as otherwise set forth below, such awards shall not be granted at less than 85% of the fair market value of the Shares on the date of grant) or (2) 85% of the fair market value of the shares on the grant date without first making a good faith determination that the specific grant in question is materially important to the Company’s ability to attract and/or retain a “key employee” and having further obtained not less than a two-thirds majority approval of the disinterested members of the Board.

     1993 Stock Option Plan - The Board of Directors of the Company and its stockholders adopted the 1993 Stock Option Plan in April 1993. Under the 1993 Stock Option Plan, the Company may grant to eligible salaried individuals, incentive stock options, as defined in Section 422(b) of the Code. As of March 1, 2004, 104,400 options were issued and outstanding under the 1993 Stock Option Plan. These were granted to certain executive officers and employees. All options under the 1993 Stock Option Plan were granted at an exercise price equal to the fair market value of the common stock on the date of grant. Under the provisions of the 1993 Stock Option Plan, no options shall be granted after April 1, 2003, so there will be no future option grants under this plan.

Audit Committee Report

     The audit committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended January 3, 2004. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with PricewaterhouseCoopers LLP their independence. Based on the reviews and discussions referred to above, the audit committee has recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended January 3, 2004, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Jim Peterson, Chairman
Joseph L. Weiss
William B. Raiford, III

Section 16(a) Beneficial Ownership Reporting Compliance

     U.S. securities laws require the Company’s officers and directors, and persons who own more than ten percent of a registered class of the common stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all filed forms to the Company. Based solely on its review of the copies of such forms and written representations from reporting persons, the Company believes that all such filings required in 2003 were made in a timely fashion.

Certain Transactions

     In July of 2002, the Company entered into a lease financing transaction for a new restaurant site and building with Batesville Back Yard Properties, LLC. Messrs. Michael, Weiss, Henke, Raiford, Webb and Myers hold membership interest in Batesville Back Yard Properties, LLC. The total value of the transaction was $840,000. The Company recorded $490,000 as a capital lease for the construction of the building and $350,000 as an operating lease for the land on which the building is located. The effective interest rate of the transaction was approximately 8.7%. The transaction was reviewed and approved by the Company’s Board of Directors.

     The Company purchases certain food related products from Michael’s Enterprises, Inc. Mr. Michael is the president and majority owner of Michael’s Enterprises, Inc. System-wide purchases from Michael’s Enterprises, Inc. during fiscal year 2003 were approximately $36,000.

     From time to time in the ordinary course of business, the Company does business with and/or engages in other transactions between itself and certain affiliated parties. Management of the Company believes that such dealings and transactions are immaterial in nature and have been on terms no less favorable to the Company than those that could have been obtained from unaffiliated parties.

COMPANY PERFORMANCE

     The graph below shows a comparison for the past five years of the cumulative total stockholder returns (assuming reinvestment of dividends), for the Company’s common stock, the S&P SmallCap 600 Index, and the S&P Restaurants - Small Index, assuming a $100 investment as of the beginning of the period.

	Base	INDEXED RETURNS
	Period	Years Ending
Company / Index	1998	1999	2000	2001	2002	2003
Back Yard Burgers, Inc.	$100	$75.80	$33.85	$205.37	$201.24	$321.93
S&P Smallcap 600 Index*	$100	$112.40	$125.67	$135.95	$114.94	$160.01
S&P Restaurants-Small*	$100	$83.93	$104.30	$144.44	$134.68	$182.21

*	Source — Standard & Poor’s Institutional Market Services Division

EQUITY COMPENSATION PLAN TABLE

     The following table sets forth information, as of January 3, 2004, with respect to the Company’s compensation plans under which common stock is authorized for issuance:

	(a)	(b)	(c)
Number of
	Securities to be		Number of Securities
	Issued upon		Remaining Available for
	Exercise of	Weighted-Average	Future Issuance under
	Outstanding	Exercise Price of	Equity Compensation
	Options, Warrants	Outstanding Options,	Plans (Excluding Securities
	and Rights	Warrants and Rights	Reflected in Column (a))
Equity compensation plans approved by security holders	659,051 (1)	$3.24	32,516 (2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	659,051	$3.24	32,516

(1)	Includes securities to be issued upon exercise of outstanding options under the Company’s 1993 Stock Option Plan, the 1995 Incentive Award Plan and the 2002 Equity Incentive Plan.

(2)	Includes securities remaining available for future issuance under the Company’s 1995 Incentive Award Plan and 2002 Equity Incentive Plan.

PROXY SOLICITATION

     The expense of the Board’s solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, by telephone or telegraph. Banks, brokerage houses, and other institutions, nominees and fiduciaries will be requested to forward the soliciting materials to beneficial owners of the common stock and the preferred stock and to obtain authorizations for the execution of proxies; and if they in turn so request, the Company will reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such materials. Directors, officers and regular employees of the Company and its subsidiaries may also solicit proxies without additional remuneration therefor.

     Stockholders are urged to sign the accompanying proxy, solicited on behalf of the Board of Directors of the Company, and return it at once in the envelope provided for that purpose. Proxies will be voted in accordance with the stockholders’ directions. If no directions are given, the proxies will be voted FOR all proposals. A stockholder giving a proxy has the power to revoke it any time prior to its exercise by executing another proxy bearing a later date, by written notice to the Company’s secretary or by oral or written statement at the meeting.

STOCKHOLDER PROPOSALS

     Proposals by stockholders intended to be presented at the Company’s annual meeting in 2005 must be received by the Company no later than December 11, 2004 in order to be included in the Proxy Statement relating to such annual meeting. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Additionally, any shareholder proposal presented at the 2005 annual meeting but not received by the Company on or before February 24, 2005 will not be included in the proxy statement but may be voted upon using the discretionary voting authority conferred to the proxies to vote in their sole discretion with respect to such matters.

OTHER MATTERS

     The Board of Directors does not know of any matters which may be presented at the meeting other than those specifically set forth in the Notice of Annual Meeting. If any other matter should come properly before the meeting or any postponements, continuations or adjournments thereof, the holders of the proxies will vote in accordance with their best judgment with respect to such matter.

ADDITIONAL INFORMATION AVAILABLE

     The Company will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request of such person, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2004, including the financial statements thereto. Such requests should be addressed to Michael G. Webb, Chief Financial Officer, Back Yard Burgers, Inc., 1657 N. Shelby Oaks Drive, Suite 105, Memphis, Tennessee 38134.

By Order of the Board of Directors

William N. Griffith
Secretary/Treasurer

April 16, 2004

APPENDIX A

CHARTER OF THE
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF
BACK YARD BURGERS, INC.

(As Adopted February 13, 2004)

A. PURPOSE

     The purpose of the Committee is to oversee the processes of accounting and financial reporting of the Company and the audits and financial statements of the Company. The independent accountants are ultimately accountable to the Committee and the Board of Directors. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section D of this Charter.

B. MEMBERSHIP

     The Committee shall consist of at least three directors. Each member of the Committee shall meet the independence and experience requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission. Appointment to the Committee, including designation of the Chair of the Committee and the designation of any Committee member as an “audit committee financial expert,” shall be made on an annual basis by the full Board. The Board may, at any time and in its complete discretion, replace a Committee member.

C. MEETINGS

     The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

D. RESPONSIBILITIES AND DUTIES

     The Committee has the powers and responsibilities delineated in this Charter. It is not, however, the Committee’s responsibility to prepare and certify the Company’s financial statements, to guaranty the independent accountant’s report, or to guaranty other disclosures by the Company. Committee members are not full-time Company employees and are not performing the functions of auditors or accountants.

•	Document/Reports Review

•	As part of an on-going self-assessment process, review and update this Charter periodically, at least annually, as conditions dictate and submit proposed changes to the Board for approval.

•	Review the Company’s annual financial statements prior to the filing of such statements in the Company’s 10-K. In support of this review, discuss with management and the independent accountants, annual financial results of the Company and any corresponding accounting, reporting or disclosure. The Committee should also cover all matters with the independent accountants required to be discussed by Statement on Auditing Standards No. 61. Based upon the review and discussions, recommend to the Board of Directors whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

•	Review and discuss with management and the independent accountants, quarterly financial results of the Company and any corresponding accounting, reporting or disclosure issues prior to the filing of the Company’s 10-Q.

•	Review the CEO and CFO’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

•	Report in the Company’s proxy statement all information required by Item 306 of Regulation S-K.

•	Include a copy of the Audit Committee Charter as an appendix to the Company’s proxy statement at least once every three years.

•	If deemed necessary, review any other reports or other financial information submitted publicly, including any certification, report, opinion or review rendered by the independent accountants.

•	Independent Accountants

•	Directly appoint, retain, compensate, and terminate the Company’s independent accountant, subject to shareholder approval. The Committee has the sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent accountant. The Committee shall be directly responsible for overseeing the work of the independent accountant (including resolution of disagreements between management and the independent accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work, and the independent accountant shall report directly to the Committee.

•	On an annual basis, review and discuss with the independent accountants all significant relationships the accountants have with the Company to determine the accountant’s objectivity and independence, including receiving from the accountants disclosure regarding the accountant’s independence required by Independence Standards Board Standard No.1.

•	Preapprove all auditing and non-auditing services of the independent accountant, subject to de minimus exceptions for other than audit, review, or attest services that are approved by the Committee prior to completion of the audit. Alternatively, the engagement of the independent accountant may be entered into pursuant to pre-approved policies and procedures established by the Committee, provided that the policies and procedures are detailed as to the particular services and the Committee is informed of each service.

•	Assure the regular rotation of the lead audit partner of the independent accountant, as required by Section 10A(j) of the Exchange Act.

•	Periodically consult with the independent accountant out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

•	Financial Reporting

•	In conjunction with management and in consultation with the independent accountant, review the integrity of the Company’s financial reporting processes, both internal and external. In support of this review, periodically discuss with management the financial reporting controls over key business processes of the Company.

•	Obtain, review and discuss reports from the independent accountant regarding: (1) all critical accounting policies and practices to be used; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent accountant and the reasons for favoring that treatment; and (3) other material written communications between the independent accountant and Company management, such as any management letter or schedule of unadjusted differences.

•	Assess the process for establishing key estimates and reserves within the financial statements and consider the independent accountant’s judgements about the appropriateness of such processes.

•	Consider the independent accountant’s judgements about the appropriateness of the accounting principles and disclosure practices adopted by management in connection with new transactions or events.

•	Process Improvement

•	Establish regular reporting to the Committee of significant judgments made in management’s preparation of the financial statements.

•	Following completion of the annual audit, review separately with each of management and the independent accountants any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

•	Review any significant disagreement among management and the independent accountants in connection with preparation of the financial statements.

•	Ethical and Legal Compliance and Risk Management

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls, and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Ascertain annually from the independent accountant whether the Company has issues under Section 10A(b) of the Exchange Act regarding the detection by the independent account of any illegal act.

•	Establish, review and periodically update the Company’s Business Conduct Policy applicable to all directors, officers and employees of the Company in compliance with Section 406(c) of the Sarbanes-Oxley Act and the applicable rules and regulations of the Securities and Exchange Commission and the Nasdaq Stock Market, Inc. and as otherwise determined necessary or advisable by the Committee.

•	Review and approve the terms, conditions and arrangements involving any related-party transactions.

•	Review the status of tax returns and any SEC compliance issues.

•	Review, with the Company’s General Counsel, legal compliance matters including corporate securities trading policies.

•	Review, with the Company’s General Counsel, any legal matters that could have a significant impact on the Company’s financial statements.

•	Review the adequacy of the Company’s insurance coverage.

•	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

E. ADMINISTRATION

     The Committee shall have prompt and unrestricted access to all financial and operating information relevant to the Company’s business. The Committee shall have ready access to the Company’s legal counsel and to the independent accountant, and shall be provided from time to time with staff assistance from within the Company as requested.

     The Committee shall have the authority to engage, without Board approval, independent legal, accounting, and other advisors as it deems necessary to carry out its duties. The Company shall provide appropriate funding, as determined by the Committee, to compensate the independent accountant, outside legal counsel, or any other advisors employed by the Committee, and to pay ordinary Committee administrative expenses that are necessary and appropriate in carrying out its duties.

     The Committee chairperson periodically shall report the Committee’s findings to the Board of Directors.

APPENDIX B

AMENDMENT NO. 1 TO THE
BACK YARD BURGERS, INC.
2002 EQUITY INCENTIVE PLAN

Pursuant to Section 21 of the Back Yard Burgers, Inc. 2002 Equity Incentive Plan (the “Plan”), the Plan is hereby amended as follows:

1.	The first paragraph of Section 3 of the Plan is deleted in its entirety and the following is substituted in its place:

Subject to the adjustment as provided in Section 20, the total number of Shares available for grant under the Plan shall be 625,000 Shares; except that the number of Shares for which Awards may be granted to any Grantee in any calendar year shall not exceed 35,000.

2.	Section 21 of the Plan is deleted in its entirety and the following is substituted in its place: The Board may from time to time, in its discretion, amend the Plan without the approval of the Company’s Stockholders, except (i) as such stockholder approval may be required under the listing requirements of any securities exchange or national market system on which are listed the Company’s equity securities, (ii) that the Board may not without the approval of the Company’s Stockholders amend the Plan to (x) increase the total number of shares reserved for the purposes of the Plan or (y) change the employees, class of employees or others persons eligible to participate in the Plan, and (iii) that the Board may not without the approval of the Company’s Stockholders materially amend the Plan. “Materially amend” has the meaning ascribed to such phrase in Nasdaq’s Revised Marketplace Rule 4350(i), and the Nasdaq’s accompanying interpretive materials IM-4350-5, each as in effect on the effective date of Amendment No. 1 to the Plan.

3.	This Amendment shall amend only those provisions of the Plan set forth herein, and those sections, paragraphs and sentences not expressly amended hereby shall remain in full force and effect.

4.	This Amendment shall be effective immediately upon its approval by the stockholders of the Company.

CERTIFICATE

     I, William N. Griffith, Secretary of Back Yard Burgers, Inc., certify that the foregoing is a true and correct copy of Amendment No. 1 to the Back Yard Burgers, Inc. 2002 Equity Incentive Plan as adopted by the Board of Directors of the corporation on February 13, 2004.

By:

William N. Griffith
Title:	Secretary

B-1

PROXY	BACK YARD BURGERS, INC.

     The undersigned stockholder(s) of Back Yard Burgers, Inc. (the “Company”) hereby appoint(s) Lattimore M. Michael and William N. Griffith, and each or either of them, the true and lawful agents and attorneys-in-fact for the undersigned, each with full power of appointment and substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of the $.01 par value common stock and/or the $.01 par value preferred stock of the Company which the undersigned is entitled to vote at the annual meeting of the stockholders to be held at The Ridgeway Inn, 5679 Poplar Avenue, Memphis, Tennessee 38119 on May 20, 2004, at 10:00 a.m., central time, and at any and all postponements, continuations or adjournments thereof. This proxy, when properly executed, will be voted in the manner directed by the undersigned.

1.	Proposal to elect one Class I Director for a three year term expiring 2007.

WITHHOLD
	FOR	AUTHORITY
William B. Raiford, III	☐	☐

2.	Proposal to approve an amendment to the 2002 Equity Incentive Plan to increase the number of shares available for issuance pursuant to the plan and to provide that the Board of Directors may not materially amend the Plan without the approval of the Company’s stockholders.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify the selection of the accounting firm of PricewaterhouseCoopers LLP as independent accountants for the Company for 2004.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In the discretion of the proxy holders regarding other business which properly comes before the meeting or at any and all postponements, continuations or adjournments thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. It will be voted for the above proposals unless otherwise directed.

NOTE: Please date proxy and sign as name appears hereon. When shares are held by joint tenants, both should sign. If signer is a corporation, please sign full corporate name by authorized officer.

Dated:

Sign here:

(Please sign exactly as name appears hereon. Administrators, executors, trustees, etc. should so indicate when signing.)

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.